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                          LOAN AND SECURITY AGREEMENT

            This AGREEMENT, dated as of October 23, 1997, is made by and among OASIS RESIDENTIAL, INC., a Nevada corporation (the "Lender"), ISCO, a California general partnership (the "Borrower"), and IFT PROPERTIES, LTD., a California limited partnership ("IFT"), Edward M. Israel, an individual whose address is 10474 Santa Monica Boulevard, #405, Los Angeles, California 90025 ("Israel"), and Robert Cohen, an individual whose address is c/o Four Seasons Hotel, 300 South Doheny, Los Angeles, California 90048 ("Cohen" and, collectively with IFT and Israel, the "Guarantors").

                                    Recitals

            A. The Borrower has requested the Lender to lend to the Borrower the sum of $8,216,000 to be evidenced by and repayable on the terms set forth in (i) a promissory note in substantially the form of Exhibit A hereto ("Note A") payable by the Borrower to the order of the Lender in the principal sum of $4,300,000, together with interest thereon, and secured and guaranteed as herein set forth and (ii) a promissory note in substantially the form of Exhibit B attached hereto ("Note B") payable by the Borrower to the order of the Lender in the principal sum of $3,916,000, together with interest thereon, and secured and guaranteed as herein set forth.

            B. The Lender is willing to make the loans evidenced by the Notes subject to and upon the terms and conditions set forth in the Notes and in this Agreement, including the guaranties, collateral security, representations, warranties, covenants and agreements set forth herein.

            NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         AMOUNTS AND TERMS OF THE LOANS

SECTION 1.1 THE LOANS.

            (a) MAKING THE LOANS. Subject to the terms and conditions set forth herein, the Lender hereby agrees to lend to the Borrower on the Closing Date (i) the sum of $4,300,000 to be evidenced by and repayable on the terms set forth in Note A and this Agreement, and (ii) the sum of $3,916,000 to be evidenced by and repayable on the terms set forth in Note B and this Agreement.
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            (b) USE OF PROCEEDS. The Borrower has offered to and hereby agrees to, and the Borrower and the Guarantors hereby irrevocably authorize and direct Chicago Title Company, as escrow agent for the closing of the transactions contemplated by the Transaction Documents, or the Lender to, disburse the proceeds of the loans evidenced by the Notes for the account of the Borrower as follows:

                  (1) From the proceeds of Note A:

                      (A) $1,910,532 shall be applied to pay indebtedness
            secured by Junior Trust Deeds,

                      (B) $665,144 shall be applied to the payment of
            obligations of the Borrower and the Guarantors under the Contribution Agreement,

                      (C) $22,860 shall be applied to the payment of the amount
            payable under Section 4.1(g), and

                      (D) the remainder of such proceeds shall be remitted to
            Cohen as the proceeds of a loan in such amount evidenced by, and repayable to the Borrower on the terms set forth in, that certain promissory note dated October 23, 1997 (the "Cohen Note") made by Cohen payable to the order of the Borrower, a true copy of which is attached as Exhibit C-1 hereto, and

                  (2) From the proceeds of Note B:

                      (A) $2,865,797 shall be applied to pay indebtedness
            secured by Junior Trust Deeds, and

                      (B) $997,718 shall be applied to the payment of
            obligations of the Borrower and the Guarantors under the Contribution Agreement,

                      (C) $34,290 shall be applied to the payment of the amount
            payable under Section 4.1(g), and

                      (D) the remainder of such proceeds shall be remitted to
            Israel as the proceeds of a loan in such amount evidenced by, and repayable to the Borrower on the terms set forth in, that certain


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            promissory note dated October 23, 1997 (the "Israel Note") made by
            Israel payable to the order of the Borrower, a true copy of which is attached as Exhibit C-2 hereto.

            (c) SINGLE FUNDING; NO REBORROWING. The loans committed hereunder shall be available only in a single funding on the Closing Date, if the conditions set forth in Section 4.1 are then met, and shall not be available thereafter. Amounts repaid hereunder may not be reborrowed.

      SECTION 1.2 REPAYMENT OF THE LOANS.

            (a) REPAYMENT OF PRINCIPAL. The Borrower promises to repay to the Lender the principal of each Note in full and in cash in lawful money of the United States, at the offices of the Lender in Henderson, Nevada, on the day (the "Maturity Date") that is the first to occur of (i) December 23, 1998, and
(ii) the date on which the indebtedness evidenced by such Note becomes immediately due and payable as set forth in Section 7.1.

            (b) PREPAYMENT.

                (1) The Borrower shall prepay Note A if and whenever there is a Prepayment Event as to Note A, in an amount equal to the proceeds of such Prepayment Event.

                (2) The Borrower shall prepay Note B if and whenever there is a Prepayment Event as to Note B, in an amount equal to the proceeds of such Prepayment Event.

                (3) The Borrower may at any time prepay the Notes in full or in part, without premium or penalty but, whenever any Note is prepaid in full, with all unpaid interest accrued to the date of prepayment.

            (c) INTEREST. The Borrower further promises to pay to the Lender, in cash in lawful money of the United States, interest on the principal amount outstanding on each Note from the Closing Date until such principal amount is paid in full in cash in lawful money of the United States, at the rate of fifteen percent (15%) per annum, subject to Sections 1.2(e) and 1.2(f).

            (d) PAYMENT OF INTEREST. Interest on each Note shall be payable quarterly in arrears, in cash in Dollars, with all unpaid interest accrued on each Note

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through the 15th day of each November, February, May and August payable on the
25th day of such month, commencing November 25, 1997, and, in any event, upon prepayment of such Note in full and on the Maturity Date; provided, however, that:

                  (1) If a distribution in cash is made pursuant to Section 5.1(A)(1) of the LLC Agreement on an "LLC Distribution Date" (as defined therein) occurring in any November, February, May or August prior to the 25th day of such month, the date on which interest is payable and shall be paid in such month shall be the LLC Distribution Date occurring in such month rather than the 25th day of such month; and

                  (2) If as to any such November, February, May or August (i) the amount of cash distributed on account of LLC Units constituting Collateral pursuant to Section 5.1(A)(1) of the LLC Agreement or as a dividend on Common Stock constituting Collateral is less than forty-five and one-quarter cents ($0.4525) per LLC Unit or per share of Common Stock (a "Per Share Distribution Shortfall"), (ii) the Lender has received direct payment of all cash distributions on account of LLC Units and Common Stock constituting Collateral in accordance with Section 3.9 and has been permitted to apply such distributions to the payment of any and all unpaid interest accrued on Note A, in the case of cash distributions on the Cohen Interests, and any and all unpaid interest accrued on Note B, in the case of cash distributions on the Israel Interests, and (iii) no Default or Event of Default has occurred and is continuing on such quarterly interest payment date, and:

                        (A) if and only if the aggregate amount of all such cash
            distributions received by the Lender on the Cohen Interests during such month is not sufficient to pay in full all interest that is due and payable on Note A on the quarterly interest payment date occurring in such month (a "Cohen Interest Coverage Shortfall"), then payment of a portion of the interest payable on Note A on such quarterly interest payment date equal to the lesser of (1) such Cohen Interest Coverage Shortfall or (2) the product of (x) the Per Share Distribution Shortfall determined for such month times (y) the number of LLC Units and shares of Common Stock then comprising the Cohen Interests shall be deferred (without compounding of interest on the amount deferred) and such deferred interest shall be payable
            (i) from any amount by which any future distributions on the Cohen Interests exceed the interest then due on Note A, as and when such distributions are made, and (ii) in any event, on the Maturity Date; and


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                        (B) if and only if the aggregate amount of all such cash
            distributions received by the Lender on the Israel Interests during such month is not sufficient to pay in full all interest that is due and payable on Note B on the quarterly interest payment date occurring in such month (an "Israel Interest Coverage Shortfall"), then payment of a portion of the interest payable on Note B on such quarterly interest payment date equal to the lesser of (1) such Israel Interest Coverage Shortfall or (2) the product of (x) the Per Share Distribution Shortfall determined for such month times (y) the number of LLC Units and shares of Common Stock then comprising the Israel Interests shall be deferred (without compounding of interest on the amount deferred) and such deferred interest shall be payable
            (i) from any amount by which any future distributions on the Israel Interests exceed the interest then due on Note A, as and when such distributions are made, and (ii) in any event, on the Maturity Date.

            (e) EARLY PAYMENT INCENTIVE CREDIT. Notwithstanding the provisions of Section 1.2(c), if on any day prior to March 31, 1998 (time and strict and full compliance with the following conditions being of the essence):

                  (1) the Borrower has paid to the Lender all interest accrued on Note A or Note B (as the case may be) at the rate of 15 % per annum as set forth in Section 1.2(c), to the extent payable prior to such day, and has repaid to the Lender, in full and in cash, the entire outstanding principal balance of Note A (if interest on Note A was so paid) or on Note B (if interest on Note B was so paid), except the amount of the early payment incentive credit to which the Borrower is entitled in respect of such repayment as set forth in this Section 1.2(e), and

                  (2) the Borrower has delivered to the Lender an instrument in form and substance reasonably satisfactory to the Lender, duly executed and delivered (x) if Note A was repaid, by the Borrower, Cohen and American Realprop, a California general partnership and each and all of the partners therein and successors thereto, and (y) if Note B was repaid, by the Borrower, Israel and Victor Israel and by IFT and Costa Mesa Associates, a California general partnership and each and all of the partners and successors to IFT and Costa Mesa Associates, forever releasing and discharging the Lender and each of its Affiliates and each and all of their respective shareholders, members, equity owners, directors, officers, employees, attorneys and agents from and against any and all claims, causes of action, liabilities, damages, costs


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      and expenses, whether due or not due, absolute or contingent, liquidated or unliquidated, accrued or not accrued, known or unknown, that are or might be based on or arising from or relating to this Agreement or the making, administration, or repayment of the loans evidenced by the Notes or the exercise or enforcement of any right, remedy, claim or interest of the Lender under the Loan Documents (but without releasing any rights or claims arising under the Transaction Documents), then the Borrower shall be entitled to an early payment incentive credit against the interest otherwise payable pursuant to Section 1.2(c) such that the aggregate amount required to repay all principal of and interest on the indebtedness outstanding on the Note that was paid in full (Note A or Note B, as the case may be) shall be equal to the sum of (i) the full stated principal amount thereof and (ii) interest computed on the unpaid balance of such principal amount from the Closing Date until such principal was paid in full at the rate of nine per cent (9%) per annum. The Borrower shall not have the right to reduce or credit or setoff any Obligation payable by it on any Note by reason of' any dispute as to whether any refund is due under this Section 1.2(e).

            (f) USURY LAWS. It is the intent of the Borrower, the Lender and the Guarantors that the laws of the State of Nevada, including Nevada law relating to the permissible or lawful rate of interest on the loans to be evidenced by the Notes, shall apply to such loans and the Notes and the transaction contemplated hereby and that the fifteen per cent (15%) per annum rate of interest specified in Section 1.2(c) and all other payment obligations of the Borrower and Guarantors hereunder shall be lawful and collectible and enforceable against the Borrower and the Guarantors and the Collateral. If, notwithstanding such intention of the parties, it is determined by a court of competent jurisdiction that the parties could not lawfully agree that such laws of the State of Nevada shall apply and that the parties are, notwithstanding their intention to the contrary, required as a matter of law to be bound by and subject to any usury law of any jurisdiction pursuant to which a lesser rate of interest is the highest lawful rate of interest that the Lender may charge, enforce or collect on such loans, then to the extent of such determination (i) the interest on such loans shall be reduced as required to limit the aggregate interest collected by the Lender to such highest lawful rate of interest and
(ii) any payment of interest in excess of such highest lawful rate of interest that has actually been paid to and retained by the Lender shall be deemed reapplied so as to constitute a payment of principal on account of such loans.

            (g) PAYMENT FREE FROM CONDITIONS, CLAIMS AND RESERVATIONS OF RIGHTS. No payment of principal or interest on any Note, or on any other obligation


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of the Borrower hereunder, shall be deemed properly made or tendered if such payment is subject to any condition, claim or reservation of rights. The Lender shall not be bound by any such condition, claim or reservation and shall have the right to accept and retain any such payment free from any such condition, claim or reservation, without notifying the Borrower or any other Person of its intent or election to do so and without prejudice to its right to enforce the Borrower's obligation to make such payment properly, without any such condition, claim or reservation.

      SECTION 1.3 PAYMENT OBLIGATIONS ABSOLUTE. The obligation of the Borrower to make the payments described in Section 1.2 shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement without regard to any other circumstances, including (i) any lack of validity or enforceability of any of the Loan Documents, (ii) any amendment or waiver of or any consent to departure from all or any terms of any of the Loan Documents, (iii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against the Lender or any holder of a Note or any of their respective Affiliates or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any other transaction, whether or not related or concurrent thereto, (iv) any breach of contract or dispute among or between the Borrower, any Guarantor, or the Lender or any holder of a Note or any of their respective Affiliates or any other Person, (v) any use of the proceeds of the Loans evidenced by the Notes, including the uses set forth in Section 1.1(b), or the unenforceability or uncollectibility of the Cohen Note or the Israel Note, (vi) any release or discharge of any Guarantor or any Lien upon any collateral security, (vii) any extension of time for or delay, renewal or compromise of or other indulgence or modification granted or agreed to by the Lender, with or without notice to or approval by the Borrower or any Guarantor, (viii) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any Collateral, or (ix) any other circumstance or event whatsoever relating to the Borrower or any Guarantor or any Note or Loan Document or any payment thereunder or any act or omission (whether or not wrongful) in any manner relating thereto or any other event, condition or circumstance of any type or nature whatsoever.

      SECTION 1.4 PAYMENTS AND COMPUTATIONS.

            (a) PAYMENTS. The Borrower shall make each payment due to the Lender under this Agreement or under the Notes by delivering immediately available Dollars to the Lender at its offices in Henderson, Nevada or for account of the Lender


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to a bank designated by the Lender located in Las Vegas or Henderson, Nevada, not later than 1:00 p.m. (Nevada time) on the day payment is due. Unless otherwise directed by the Lender, such payment shall be remitted to the Lender by wire transfer as follows:

                Bank:                Wells Fargo Bank
                Bank ABA:            121 000 248
                Account No.:         4159-574797
                Account Name:        Oasis Residential, Inc.
                For Credit to:       Oasis Residential, Inc.

            (b) COMPUTATIONS. All computations of interest, additional interest and fees accruing at a per annum rate shall be made on the basis of the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, additional interest or fees are payable and a year of 365 days or, in a leap year, 366 days.

            (c) PAYMENT ON BUSINESS DAY. Whenever any payment to the Lender under this Agreement or the Notes is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees.

      SECTION 1.5 TAXES.

            (a) NET PAYMENTS. Any and all payments by the Borrower under this Agreement or the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Lender's net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, are "Taxes"). If the Borrower is required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.5) the Lender or any other holder of a Note entitled to such payment (as the case may be) receives an amount equal to the sum it would have received if no such deductions had been made, (ii) the Borrower shall make such deductions, and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If the Borrower makes any such deductions, the Lender will cooperate with the Borrower in any manner reasonably requested by the


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Borrower to enforce any claim for a refund, but at the Borrower's sole cost and expense.

            (b) PAYMENT OF OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document ("Other Taxes").

            (c) INDEMNIFICATION. The Borrower will indemnify the Lender and each other holder of any Note, or any interest therein, for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.5) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnity shall be due 30 days after written demand therefor.

            (d) EVIDENCE OF PAYMENTS. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

      SECTION 1.6 COSTS, EXPENSES AND TAXES. The Borrower further agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including reasonable fees and out-of-pocket expenses of counsel to the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents. Without limiting the Borrower's liability for costs and expenses incurred by the Lender after the Closing Date, the amount payable by the Borrower under this Section
1.6 in respect of such costs and expenses incurred through the Closing Date shall not exceed $57,150. The Borrower further agrees to pay on demand all out-of-pocket costs and expenses, including any and all fees and expenses of attorneys (including allocable costs of in-house counsel), accountants, appraisers, advisors and other experts, incurred by the Lender or any holder of any Note, or any interest therein, in respect of any Event of Default or while any Event of Default is continuing or in connection with the protection, resolution or enforcement (whether through negotiations, by legal proceedings, in bankruptcy or otherwise) of the obligations of the Borrower or any Guarantor


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hereunder or the Collateral or any right, remedy, power, interest or claim of the Lender or such holder under any Loan Document.

      SECTION 1.7 INDEMNITY. The Borrower hereby agrees to pay and assume all liability for, and to defend, indemnify, and hold harmless the Lender and each of its transferees and each of their respective shareholders, directors, officers, attorneys, employees and agents (each, an "Indemnified Person") from and against, any and all claims, liabilities, obligations, losses, damages, penalties, actions, proceedings, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and expenses of counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement or any other Loan Document or the transactions contemplated herein, or with respect to any investigation, litigation or proceeding related to this Agreement or the funding or repayment of the loans hereunder or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), except only, in the case of any Indemnified Person, Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                                   ARTICLE II

                   GUARANTY, INDEMNIFICATION AND SUBORDINATION
                                BY THE GUARANTORS

      SECTION 2.1 GUARANTY OF NOTE A AND RELATED OBLIGATIONS. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with each other Guarantor, the payment of the principal of and interest on Note A in full and in cash on the Maturity Date.

      SECTION 2.2 GUARANTY OF NOTE B AND RELATED OBLIGATIONS. Each Guarantor hereby absolutely and unconditionally guarantees, and severally with each other Guarantor, the payment of the principal of and interest on Note B in full and in cash on the Maturity Date.

      SECTION 2.3 GUARANTY OF OTHER BORROWER OBLIGATIONS. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with each other Guarantor, the payment when due (at maturity, by acceleration or otherwise) of any


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and all other obligations and liabilities of the Borrower, other than the Notes, at any time arising under this Agreement.

     SECTION 2.4 JOINT AND SEVERAL INDEMNITY. Each Guarantor hereby agrees, jointly and severally with each other Guarantor, to pay and assume all risk of, and to defend, indemnify and hold harmless the Lender and each other holder of any Obligations and each and all of their respective equity owners, members, directors, officers, attorneys, agents and employees from and against, any and all claims, damages, liabilities, losses, costs and expenses (including all fees and disbursements of legal counsel, whether or not suit is brought) arising from, based on or relating in any manner relating to (i) any inaccuracy in or breach of any of the representations and warranties set forth in Sections 3.6 or
5.1 or (ii) any failure by any Person to perform or observe, or any breach of, any of the covenants and agreements set forth in Sections 3.3, 3.4, 3.7, 3.8, 3.9, 6.1 or 6.2, in each case whether or not such inaccuracy, failure or breach was caused by the Borrower or a Guarantor or any other Person or resulted from an Act of God or otherwise and whether or not such inaccuracy, failure or breach is otherwise within the control of the Borrower or such Guarantor or any other Person.

     SECTION 2.5 ACCELERATION OF PAYMENT. If any Guarantor (i) fails to make any payment due and demanded of such Guarantor hereunder, (ii) fails upon demand to perform and observe any obligation of such Guarantor set forth herein, (iii) falls to pay when due, or permit any default or event of default to occur in respect of, any debt or liability binding upon or enforceable against such Guarantor or any of its property for an amount of $250,000 or more, (iv) becomes a debtor in any bankruptcy case or the subject of any insolvency, liquidation, receivership or dissolution proceeding commenced voluntarily by such Guarantor or (if it remains pending for more than 60 days or if such Guarantor consents to entry of an order for relief therein) commenced involuntarily against such Guarantor, or (v) payment of the Notes becomes due or is demanded from the Borrower after the occurrence of any Prepayment Event or Event of Default, then (in each such event) all liability of each Guarantor under this Agreement that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

     SECTION 2.6 GUARANTY ABSOLUTE AND UNCONDITIONAL. Each Guarantor guarantees that the Obligations will be paid in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of any holder of Obligations against the Borrower or any other Guarantor with respect thereto and even if any such rights or claims are modified, reduced or


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discharged in any bankruptcy case or insolvency or liquidation proceeding or otherwise. The liability of each Guarantor under this Agreement is independent of all other Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of, and shall not be affected or impaired in any manner by, (i) the failure of any Person to become or remain a Guarantor hereunder or the failure of any holder of Obligations to preserve, protect or enforce any right to require any Person to become or remain a Guarantor hereunder, (ii) any lack of validity or enforceability of any Loan Document or any other agreement, instrument or document relating thereto, (iii) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from the terms of any Loan Document, including any extension or renewal of the Obligations (whether or not for longer than the original period) and any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise, (iv) any taking, exchange, release or non-perfection of any Lien securing, or any taking, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Obligations, (v) any manner or order of sale or other enforcement of any Lien securing any or all of the Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (vi) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or Affiliates, any Guarantor, or any other Person, or (vii) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

     SECTION 2.7 GUARANTOR LIABILITY IRREVOCABLE AND CONTINUING. The liability of each Guarantor under this Agreement shall constitute an irrevocable and continuing offer and agreement guaranteeing payment of any and all Obligations and granting indemnification as herein set forth and shall extend to all Obligations and indemnified matters whether now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lender under this Agreement shall have expired or been terminated and shall have been indefeasibly discharged and all Obligations shall have been fully, finally and indefeasibly paid in cash. To the extent any contingent Obligation survives the expiration or termination of the Loan Documents and the repayment of the Obligations that are then due, each Guarantor's liability under this Agreement shall likewise survive. The liability of each Guarantor


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under this Agreement and each right, remedy, interest or power granted herein or arising hereunder may be released only in writing.

     SECTION 2.8 SUBORDINATION. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under cash management, tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, Joint, several or Joint and several) now outstanding or hereafter incurred, arising or owed to any Guarantor by the Borrower or any Subsidiary of the Borrower or by any other Guarantor (collectively, the "Subordinated Liabilities") shall be, and hereby are, subordinated to payment of the Obligations, in full and in cash.

            (a) PROHIBITED PAYMENTS. Until the Maturity Date and at all times thereafter until all outstanding Obligations (except indemnification obligations that arc then contingent and unliquidated) have been paid in full and discharged, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities, except (but only if and so long as no Default or Event of Default has occurred and is continuing or would result therefrom) a Permitted Payment.

            (b) NO LIENS. Each Guarantor agrees that such Guarantor will not demand, accept or hold any Lien upon any real or personal property of the Borrower or any of its Subsidiaries as security for any of the Subordinated Liabilities and that any such Lien shall be void.

            (c) BANKRUPTCY AND INSOLVENCY PROCEEDINGS. In any case under the Bankruptcy Code in which the Borrower or any of its Subsidiaries or any Guarantor is the debtor, and in each other insolvency, receivership, dissolution or liquidation proceeding by, against or affecting the Borrower or any of its Subsidiaries or any Guarantor, the holders of Obligations shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Obligations (including all Post-Petition Interest and Expense Claims), in full and in cash, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities or otherwise, on account of any of the Subordinated Liabilities; and to that end the holders of Obligations (including Post-Petition Interest and Expense Claims) shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities or otherwise (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower or any Guarantor being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such case, insolvency, receivership, dissolution or liquidation proceeding. Each Guarantor expressly acknowledges and agrees that, pursuant to the provisions of this Section 2.8(c), any such payment or distribution payable or deliverable in respect of Subordinated Liabilities will be turned over to, and will become the property of, the holders of Obligations until they have received payment in Full and in cash of all Obligations, including Post-Petition Interest and Expense Claims that are not enforceable, allowable or allowed in such case or proceeding and as to which, as a consequence, such Guarantor will not have any subrogation claim in such case or proceeding.

            (d) HELD IN TRUST. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the holders of Obligations are entitled to receive under this Section 2.8, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the holders of Obligations, and shall forthwith transfer and deliver the same to the Lender, in precisely the form received (except for any required endorsement), for application to the payment of Obligations.

            (e) CLAIMS IN BANKRUPTCY. Each Guarantor will file all claims against the Borrower or any Subsidiary of the Borrower or any Guarantor in any case under the Bankruptcy Code and in each other insolvency, receivership, dissolution or liquidation proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Lender, for the benefit of the holders of Obligations, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, the Lender is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at the option of the Lender, to assign such claim to the Lender or its nominee and cause such claim or proof thereof to be filed by the Lender's agent or nominee. The Lender and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in any such case or proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

            (f) SUBORDINATION EFFECTIVE AND NOT IMPAIRED. This Section 2.8 shall remain effective until the Maturity Date and thereafter for so long as any

Obligation is outstanding. Each Guarantor's liability under this Section 2.8 shall be absolute and unconditional as set forth in Section 2.6, irrevocable and continuing as set forth in Section 2.7 and otherwise as equally enduring and free from defenses as such Guarantor's liability for the payment of the Obligations.

      SECTION 2.9 GENERAL PROVISIONS.

            (a) REINSTATEMENT. If at any time any payment on any Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the liability of each Guarantor under this Agreement and the subordination effectuated hereby and all other liabilities of each Guarantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

            (b) WAIVER. Each Guarantor hereby waives and agrees not to assert or take advantage of:

                  (1) Any right to require any holder of Obligations to proceed against or exhaust its recourse against the Borrower, any other Guarantor or any other Person liable for any of the Obligations or against any Lien securing any of the Obligations or against any other Person or property, before demanding and enforcing payment of the Obligations from any Guarantor under this Agreement,

                  (2) Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, any other Guarantor or any other Person, (ii) the revocation or repudiation of any of the Loan Documents by the Borrower, any other Guarantor or any other Person, (iii) the unenforceability in whole or in part of the Loan Documents or any other instrument, document or agreement, (iv) the failure of any holder of Obligations to file or enforce a claim against any Person liable for any of the Obligations or in any bankruptcy case or insolvency, receivership, dissolution or liquidation proceeding, (v) any election made by any holder of Obligations as to any right or remedy granted or available to it under the Bankruptcy Code, or (vi) any other borrowing or grant of a security interest under Section 364 of the Bankruptcy Code,

                  (3) Presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Agreement, notice of the incurrence of, or any default in respect of, any Obligation, and all other indulgences and notices of every type or nature, including, to the maximum extent permitted by law, notice of the disposition of any Collateral,

                  (4) Any defense based upon an election of remedies (including if available, an election to proceed by non-judicial foreclosure) or any other act or omission of any holder of Obligations or any other Person which destroys or otherwise impairs any right that any Guarantor might otherwise have for subrogation, recourse, reimbursement, indemnity, exoneration, contribution or otherwise against the Borrower, any other Guarantor or any other Person,

                  (5) Any defense based upon any grant of, any failure to demand, take, perfect, protect or enforce, or any modification or release of any Lien securing, or guaranty of, any or all of the Obligations, or any failure to create or perfect or ensure the priority or enforceability of any security interest in any collateral for any of the Obligations or any act or omission related thereto,

                  (6) Any right to recoup from or offset against any of the Obligations any claim that may be held or asserted by or available to (i) the Borrower or any other Guarantor or any other Person liable for any of the Obligations against any holder of Obligations or (ii) any Guarantor against the Borrower, any other Guarantor, any other holder of Obligations or any other Person, or

                  (7) Any other claim, right or defense (including, by way of illustration and without limitation, such matters as failure or insufficiency of consideration, statute of limitations, breach of contract, tortious conduct, accord and satisfaction, and discharge by agreement or conduct or in any bankruptcy case or other insolvency or liquidation proceeding), except the defense of payment, that may be held or asserted by or available to (i) the Borrower or any other Guarantor or any other Person liable for any of the Obligations against any holder of Obligations or (ii) any Guarantor against the Borrower, any other Guarantor, any other holder of Obligations or any other Person.

            (c) SUBROGATION. Each Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that such

Guarantor at any time may have against the Borrower, any other Guarantor or any other Person liable for the payment of any of the Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Obligations) as a result of or in connection with this Agreement or any payment hereunder, that:

                 (1) Such Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against the Borrower or any Subsidiary of the Borrower or, except as set forth in Section 2.9(e), against any other Guarantor; and each such agreement now existing or hereafter entered into (except Section 2.9(e)) is and shall be void,

                 (2) Such Guarantor (i) forever waives and releases any such right or claim against the Borrower or any Subsidiary of the Borrower and
      (ii) agrees not to assert, exercise or enforce any such right or claim against any other Guarantor until the Obligations have been paid in full and in cash,

                 (3) Neither the execution and delivery of this Agreement by such Guarantor nor any payment by such Guarantor under this Agreement shall give rise to any claim (as that term is defined in the Bankruptcy
      Code) in favor of such Guarantor against the Borrower or any Subsidiary of the Borrower or, until the Obligations have been paid in full and in cash, against any other Guarantor, and

                 (4) Such Guarantor reserves, as against each other Guarantor, its right of contribution under Section 2.9(e) but agrees that all such contribution rights shall be included among the Subordinated Liabilities.

            (d) FRAUDULENT TRANSFER LIMITATION. Each Guarantor represents and warrants that it is Solvent on the date it becomes a Guarantor hereunder and on the Closing Date. If, notwithstanding the foregoing, enforcement of the liability of any Guarantor under this Agreement for the full amount of the Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

            (e) CONTRIBUTION AMONG GUARANTORS. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Agreement. Accordingly, if any payment is made by a Guarantor (a "Funding Guarantor") under this Agreement that exceeds the Funding Guarantor's Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

                  (1) "Fair Share" means:

                       (a) with respect to Cohen, an amount equal to the
            aggregate amounts payable under Note A, including but not limited to any costs of collection or other amounts payable under the Loan Documents in connection with Note A, plus 4300/7816ths of any amounts payable under the Loan Documents which cannot be reasonably allocated solely to Note A or to Note B;

                       (b) with respect to IFT and Israel jointly, an amount
            equal to the aggregate amounts payable under Note B, including but not limited to any costs of collection or other amounts payable under the Loan Documents in connection with Note B, plus 3516/7816ths of any amounts payable under the Loan Documents which cannot be reasonably allocated solely to Note A or to Note B.

                 (2) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

                 (3) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Agreement (including, without limitation, under the Cohen Note, under the Israel Note, and under this Section 2.9(e)). For purposes of this paragraph, the fair value of any portion of the Cohen Interests sold or accepted by Lender and applied against the unpaid balance of Note A or Note B, or against any costs of collection or other amounts payable in connection with Note A or Note B, shall be deemed payment by Cohen at the time of such sale or acceptance- the fair value of any portion of the Israel Interests sold or accepted by Lender and applied against the unpaid balance of Note A or Note B, or against any costs of collection or other amounts payable in connection with Note A or Note B, shall be deemed a payment by IFT and Israel at the time of such sale or acceptance.

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 2.9(e) shall not be construed to limit in any way the liability of any Guarantor under this Agreement to the holders of the Obligations.

      SECTION 2.10 NO LIMITATION OF LIABILITY. Subject only to Section 2.9(d), the liability of each Guarantor under this Agreement shall be unlimited in amount.

      SECTION 2.11 JOINT AND SEVERAL OBLIGATION. This Agreement and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Obligations and all other liabilities of such Guarantor hereunder, without regard to whether enforcement is sought or available against any other Guarantor.

      SECTION 2.12 CONDITION OF THE BORROWER. Each Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Agreement based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any holder of Obligations. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting any holder of Obligations to furnish to such Guarantor any information now or hereafter in the possession of any holder of Obligations concerning the same or any other matter. By executing this Agreement, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require any holder of Obligations to obtain or disclose any information with respect to the Obligations, the financial condition or prospects of the Borrower or any Subsidiary of the Borrower, the ability of the Borrower to pay or perform the Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Obligations, the existence or enforceability of any other guaranties of all or any part of the Obligations, any action or non-action on the part of any holder of Obligations, the Borrower, any Subsidiary of the Borrower, any other Guarantor or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

      SECTION 2.13 CERTAIN WAIVERS. If, in the exercise of any rights and remedies, any holder of Obligations shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Guarantor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by such holder and, to the maximum extent permitted by applicable law, waives any claim or defense (including any defense based upon the election of remedies under the provisions of Section 580d of the California Code of Civil Procedure or any comparable provision of Nevada law) based upon such election of remedies, even if such action by such holder shall result in a full or partial loss of any rights of subrogation, contribution or indemnification, and/or any right of any Guarantor to proceed against any Person for reimbursement, which such Guarantor might otherwise have had but for such action by such holder or the terms herein. Furthermore, each Guarantor waives all rights and defenses arising out of an election of remedies by any holder of Obligations, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the Borrower or any other Guarantor or any other Person by the operation of Section 580d of the California Code of Civil Procedure or any comparable provision of Nevada law or otherwise. Any election of remedies which results in the denial or impairment of the right of any holder of Obligations to seek a deficiency judgment against the Borrower or any Guarantor shall not, to the maximum extent permitted by applicable law, impair any other Guarantor's obligation to pay the full amount of the Obligations. In the event any holder of Obligations shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such holder may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such holder but shall be credited against the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether any holder of Obligations or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the property being sold and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Agreement, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any holder of Obligations might otherwise be entitled if no holder had bid at any such sale. Each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2820, 2821, 2822, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726 and all comparable provisions of Nevada law. The foregoing waivers are included solely out of an abundance of caution and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Agreement or to any of the Obligations.

      SECTION 2.14 ACCEPTANCE AND NOTICE. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and each other holder of Obligations and waives, irrevocably and forever, all notice thereof.

                                   ARTICLE III

                                SECURITY INTEREST

      SECTION 3.1 GRANT OF SECURITY. As security for the payment of each and all of the Secured Obligations, the Borrower and the Guarantors hereby assign and transfer to the Lender and grant the Lender a continuing general Lien upon and security interest in all interests now owned or at any time hereafter acquired by the Borrower or any Guarantor in the following types and items of property, wherever located and whether now existing or hereafter arising (the "Collateral"):

            (a) all LLC Units,

            (b) the Cohen Note and the Israel Note, together with the indebtedness evidenced thereby,

            (c) the Transaction Documents and all rights, claims, interests, payments and distributions at any time arising thereunder,

            (d) all shares of Common Stock issued in exchange for LLC Units under the Exchange Rights Agreement,

            (e) all payments, distributions, products, rents, issues, profits, replacements, additions, parts, appurtenances, accessions, substitutions and replacements of or for any of the foregoing types and items of property, including all rights, claims and interests into which any of such property may at any time be converted by agreement, by operation of law or otherwise,

            (f) all equity, partnership, membership or ownership interests in, all options, warrants and rights to acquire any equity, partnership, membership or ownership interest in, and all debts, liabilities and obligations of, and all claims against, any Guarantor,

            (g) all other equity, partnership, membership or ownership interests in, all options, warrants and rights to acquire any equity, partnership, membership or ownership interest in, and all debts, liabilities and obligations of, and all claims against, the issuer of or obligor on any type or item of property described above, and

            (h) all proceeds of the foregoing.

     SECTION 3.2 SECURED OBLIGATIONS. The Collateral secures (i) payment of each and all of the Notes and each and all other Obligations in full in cash when due, and (ii) all costs and expenses incurred by the Lender, or any other holder of any Obligations, in asserting, enforcing or protecting a claim in respect of any of the Obligations or the Collateral in any bankruptcy case or insolvency, receivership, dissolution or liquidation proceeding in which the Borrower or any Guarantor may be the debtor or to which the Borrower or any Guarantor may be subject, whether voluntarily or involuntarily, and all collection costs and enforcement expenses incurred by the Lender or any other holder of Obligations, in collecting or otherwise enforcing payment of any of the Obligations or in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies under this Agreement or any other Loan , Document, together (in each case) with all attorneys' fees and disbursements and court costs related thereto incurred by the Lender and by each such holder (collectively, the "Secured Obligations"); PROVIDED, HOWEVER, that (A) Note A shall not be secured by the Israel Interests or the Israel Note, and (B) Note B shall not be secured by the Cohen Interests or the Cohen Note.

     SECTION 3.3 DELIVERY OF INSTRUMENTS. All certificates representing LLC Units, the Cohen Note, the Israel Note and all other notes, bonds, debentures and other instruments and certificated investment securities constituting Collateral shall be delivered to the Lender on the Closing Date or, if hereafter acquired, immediately upon acquisition thereof and without any notice or demand, in form suitable for transfer by delivery accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance satisfactory to the Lender. Notwithstanding anything to the contrary in the Exchange Rights Agreement, all Common Stock at any time delivered in exchange for LLC Units pursuant to the Exchange Rights Agreement shall be delivered directly to the Lender, to be held by the Lender as part of the Collateral, and all such Common Stock delivered to the Lender shall be deemed to have been delivered to the Loan Party entitled thereto in accordance with the terms of the Exchange Rights Agreement in satisfaction of the obligation to make such delivery as therein set forth, and neither such delivery to the Lender nor any exercise or enforcement of any of the rights of the Lender under this Section 3.3 shall in any manner constitute a breach of or a default under any provision of the Exchange Rights Agreement.

     SECTION 3.4 FURTHER ASSURANCES. The Borrower and each Guarantor will promptly (and in any event within three Business Days after request by the Lender or any other holder of Obligations) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance satisfactory to the Lender, and take all other actions which are necessary or, in the good faith judgment of the Lender, desirable or appropriate in order to create, maintain, perfect, ensure the priority of, protect, or enforce the security interests in the Collateral granted in Section 3.1, to enable the Lender or any other holder of Obligations to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement), and the Borrower and each Guarantor jointly and severally agree to pay all costs related thereto and all reasonable expenses incurred by the Lender or any holder of Obligations in connection therewith.

     SECTION 3.5 SURVIVAL OF SECURITY INTEREST. Except as otherwise required by law, the security interest granted hereby shall, unless released in writing by the Lender, (i) remain enforceable as security for all Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Obligations or any other act, occurrence or event), until all obligations of the Lender under this Agreement shall have been indefeasibly discharged and all Obligations shall have been indefeasibly paid in full and in cash, (ii) survive the expiration or termination of the Loan Documents and the repayment of the Notes to the same extent that any contingent Obligation (including any indemnification Obligation) survives, and (iii) survive any sale, exchange or other disposition of any Collateral and remain enforceable against each transferee and subsequent owner of such interest, even if such sale, exchange or other disposition is permitted at the time under the Loan Documents or any agreement enforceable against the Lender, except (A) a Permitted Sale and (B) any item of Collateral that is expressly and specifically released from the security interest created hereby pursuant to a written release signed by the Lender.

     SECTION 3.6 REPRESENTATIONS AND WARRANTIES AS TO THE COLLATERAL. Each of the Borrower and Guarantors represents and warrants to the Lender that:

            (a) LLC UNITS. Schedule 3.6 attached hereto completely and accurately sets forth all interests in Oasis Martinique, LLC in which the Borrower or any of its Subsidiaries or Affiliates, including the Guarantors, owns any interest. All such interests are owned solely and exclusively by the Borrower, except that IFT Properties, Ltd. owns 8,860 LLC Units, and no Guarantor and no other Affiliate of the Borrower has any interest therein. Such interests have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

            (b) LOCATION. The Borrower's chief executive office is located at the address shown as its chief executive office on Schedule 3.6. IFT's chief executive office is located at the address shown as its chief executive office on Schedule 3.6. Cohen and Israel reside at locations within the County of Los Angeles, State of California. All other places at which the Borrower or any Guarantor keeps any Collateral or any books or records relating thereto are listed on Schedule 3.6.

            (c) NAMES. Neither the Borrower nor IFT conducts business, or for the previous five year's has conducted business, under any fictitious business name or trade name, except any name listed on Schedule 3.6.

            (d) OWNERSHIP OF COLLATERAL. The Borrower is and will at all times remain the sole legal and beneficial owner of all Collateral and retain exclusive possession and control thereof free and clear of any Lien, encumbrance or transfer except only the security interest granted in Section 3.1, and no Guarantor has any right thereto or interest therein. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof exists or is on file in any public office, except as may have been filed in favor of the Lender.

            (e) DELIVERY. All certificates representing the LLC Units, the Cohen Note and the Israel Note have been delivered to the Lender, with all necessary or appropriate endorsements. As of the Closing Date, there are no other certificates, notes, bonds, debentures, stock and other instruments or certificated investment securities that constitute Collateral.

            (f) NO CONFLICT. Except as set forth in Schedule 3.6, neither the Borrower nor any Guarantor nor any of the Collateral purported to be granted hereunder is subject to any requirement of law or any contractual obligation which prohibits, restricts, or limits the execution, delivery or performance of this Agreement or the creation of enforcement of the security interest purported to be created hereby.

            (g) MARGIN REGULATIONS. The transaction contemplated by this Agreement does not violate any of the requirements of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System.

            (h) TAXPAYER ID NUMBER. The proper taxpayer identification number for the Borrower and each Guarantor is accurately set forth on Schedule 3.6.

     SECTION 3.7 COVENANTS AS TO THE COLLATERAL. Each of the Borrower and Guarantors covenants and agrees that, so long as the security interest granted in Section 3.1 remains outstanding:

            (a) NO CHANGES. The Borrower will not (i) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (ii) keep any records relating to its accounts receivable or any tangible Collateral at any location other than a location set forth in Schedule 3.6, unless (in each case)
(A) Schedule 3.6 has first been appropriately supplemented with respect thereto, and (B) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of the security interest granted under Section 3. 1.

            (b) DEFENSE OF COLLATERAL. The Borrower and each Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

            (c) TRANSFER OF COLLATERAL. Neither the Borrower nor any Guarantor will encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, except a Permitted Sale.

            (d) FINANCING STATEMENTS. The Lender and each other holder of Obligations, acting alone, is hereby authorized to file one or more financing statements, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of the debtor where permitted by law.

            (e) SUBSTITUTED PERFORMANCE. The Lender and each other holder of Obligations, acting alone, may at any time (but shall not be obligated to) (i) perform any of the obligations of the Borrower or any Guarantor under this Agreement if the Borrower or such Guarantor fails to perform such obligation within three Business Days after written demand by the Lender or such holder and
(ii) make any payments
and do any other acts which the Lender or such holder may deem necessary or desirable to protect its security interest in the Collateral, including the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral and to appear in and defend any action or proceeding relating to any Collateral, and the Borrower and each Guarantor will promptly reimburse the Lender or such holder for all payments made by the Lender or such holder in doing so, together with interest thereon at the rate then applicable under Section 1.2, all reasonable attorneys' fees and disbursements incurred by the Lender or such holder in connection therewith, whether or not suit is brought, and all other costs and expenses related thereto.

      SECTION 3.8 VOTING RIGHTS. So long as no Event of Default or Default has occurred and is continuing or would result from any exercise thereof, the Borrower shall have and may exercise all voting rights with respect to any and all LLC Units and Common Stock constituting Collateral, and the Lender will deliver to the Borrower such proxies as may be necessary to permit the Borrower to exercise such voting rights as to any and all LLC Units and Common Stock that have been transferred to and registered in the Lender's name, as pledgee, except that:

            (a) NO BREACH. The Borrower may not and shall not act or vote in favor of any action that would constitute or cause a breach of any obligations of the Borrower or any Guarantor under any Loan Document,

            (b) LENDER CONSENT REQUIRED. Without the Lender's prior written consent, the Borrower may not and shall not vote in favor of (i) any distribution on account of any membership or ownership interests, (ii) the authorization or issuance of any options, warrants, voting rights, or preference or priority interests or additional membership or ownership interests, LLC Units or Common Stock, (iii) any amendment of or change in the LLC Agreement or the Exchange Rights Agreement or any waiver of any rights thereunder, or (iv) any reclassification, readjustment, reorganization, merger, consolidation, liquidation, sale or disposition of assets, or dissolution, and

            (c) NO MATERIAL ADVERSE EFFECT. The Borrower may not and shall not vote in favor of any action that does or is reasonably likely to constitute a Material Adverse Change or to have a material adverse effect on the value of any of the Collateral.

Upon the occurrence of any Event of Default, the Lender may terminate any or all of any of the Borrower's voting rights with respect to any or all LLC Units or Common

Stock constituting Collateral, either by giving written notice of such termination to the Borrower or by transferring such LLC Units or Common Stock into the Lender's name. Except to the extent the Borrower is specifically granted voting rights as to any item of Collateral pursuant to this Section 3.8, the Lender shall have the sole right and power to exercise any and all voting rights as to any and all Collateral.

      SECTION 3.9 DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. The Loan Parties will cause all dividends and distributions on all LLC Units, Common Stock and equity, partnership, membership and ownership interests constituting Collateral (whether paid or made in cash, in kind or in property) and all payments on any notes, bonds, debentures and other instruments constituting Collateral and all other cash proceeds of Collateral to be delivered to the Lender to be held and applied as part of the Collateral on the following terms:

            (a) DIRECT PAYMENT RIGHTS. Cash distributions on LLC Units or Common Stock constituting Collateral shall be paid directly to the Lender. In order to accomplish the foregoing:

                (1) The Lender may at any time and from time to time, whether or not any Default or Event of Default is continuing and without any notice to any Loan Party or any other Person, cause Oasis Martinique, LLC to pay directly to the Lender any and all distributions on the LLC Units and any and all other amounts payable to or for the account of any Loan Party under Section 5.1, 5.6 or 13.2 or any other provision of the LLC Agreement, notwithstanding anything to the contrary set forth in the LLC Agreement.

                (2) The Lender likewise may cause all amounts payable to or for the account of any Loan Party under the Exchange Rights Agreement to be paid directly to the Lender, notwithstanding anything to the contrary set forth in the Exchange Rights Agreement.

                (3) All payments under the LLC Agreement or Exchange Rights Agreement that are paid to the Lender under this Section 3.6 shall be deemed to have been paid to the Loan Party in accordance with the terms of the LLC Agreement or the Exchange Rights Agreement, as the case may be, in satisfaction of the obligation to make such payment as therein set forth, and neither such payment to the Lender nor any exercise or enforcement of any of the rights of the Lender under this Section 3.6 shall in any manner constitute a breach of or a default under any provision of the LLC Agreement or the Exchange Rights Agreement, including the provisions of Sections 5.1.B, 7.1,

      7.3 or 15.9 of the LLC Agreement or Sections 4, 5, 7 or 14(b) of the Exchange Rights Agreement.

                  (4) The Lender shall have the right to exercise its power and authority under the LLC Agreement and the Exchange Rights Agreement, including its power and authority as the Managing Member of Oasis Martinique, LLC, as it may in good faith deem necessary or appropriate to cause any and all such payments to be made directly to the Lender or otherwise to protect or enforce any of the rights or remedies of the Lender under the Loan Documents.

                  (5) The Lender likewise may cause all dividends and distributions on Common Stock to be paid and delivered directly to the Lender.

            (b) APPLICATION OF DISTRIBUTIONS; RELEASE OF SURPLUS ORDINARY DISTRIBUTIONS. Cash distributions on LLC Units or Common Stock constituting Collateral received by the Lender shall on the Business Day of receipt by the Lender, be applied to pay any and all interest accrued and unpaid on the Notes, whether or not due, and to pay any other outstanding Obligations that are then due and payable. Until the Maturity Date, if no Default or Event of Default has occurred and is continuing or would result, any surplus of any Ordinary Cash Distribution remaining after all accrued interest on the Notes (including any and all interest previously deferred pursuant to clause (2) in the proviso to
Section 1.2(d)) and all amounts due and payable on other Obligations have been paid shall be released to the Borrower within one Business Day thereafter.

            (c) APPLICATION OF OTHER CASH PROCEEDS. Except as set forth in the case of Ordinary Cash Distributions in Section 3.9(b), all cash proceeds of Collateral delivered to the Lender may be applied by the Lender (after accrued interest has been paid in full) to prepay the principal of the Notes and to pay or prepay any and all other Secured Obligations, whether or not then due.

     SECTION 3.10 DUTY OF CARE. Neither the Lender nor any other holder of Obligations nor any of their respective shareholders, directors, officers, employees, attorneys or agents shall be obligated to care for the Collateral or to collect, enforce, vote, or protect the Collateral or any rights or interests of any Person related thereto or to preserve or enforce any rights which any Person may have against any third party, except only that the Lender shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into the Lender's possession. The Lender shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which the Lender accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for the Lender's account.

     SECTION 3.11 REGISTRATION OF PLEDGE. The Lender may at any time, whether or not any Default or Event of Default is continuing and without any notice to any Loan Party or any other Person, transfer to and register in the Lender's name, as pledgee, any and all LLC Units and Common Stock constituting Collateral. Such transfer and registration shall not foreclose or otherwise affect any rights or interests of any Loan Party and shall not restrict or reduce any of the Lender's rights and remedies.

     SECTION 3.12 PARTIAL RELEASE OF COLLATERAL.

            (a) UPON REPAYMENT OF NOTE A. If the principal of and all interest accrued on Note A are at any time paid in full in cash, the Lender will release the security interest granted to it in Section 3.1 insofar (and only insofar) as such security interest attaches to the Cohen Interests and the Cohen Note.

            (b) UPON REPAYMENT OF NOTE B. If the principal of and all interest accrued on Note B are at any time paid in full in cash, the Lender will release the security interest granted to it in Section 3.1 insofar (and only insofar) as such security interest attaches to the Israel Interests and the Israel Note.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     SECTION 4.1. CONDITIONS PRECEDENT ON THE CLOSING DATE. The obligation of the Lender to make the loans evidenced by the Notes is subject in all respects to the satisfaction of each and all of the following conditions precedent no later than October 31, 1997:

            (a) LOAN DOCUMENTS. The Lender must have received:

                (1) this Agreement duly executed by the Borrower, the Lender and each of the Guarantors,

                (2) the Notes, in substantially the form of Exhibits A and B, duly executed by the Borrower, and

                (3) evidence satisfactory to the Lender that all other actions necessary or, in the opinion of the Lender, desirable to create, perfect, ensure first priority of or protect the security interests granted in
      Section 3. 1 have been taken, including (i) delivery to the Lender of certificates representing 886,022 LLC Units, the Cohen Note, the Israel Note and all other instruments and certificated securities constituting Collateral, duly endorsed for transfer in blank, (ii) delivery of UCC-1 financing statements duly executed by each Loan Party and in form sufficient for filing in the office of the Secretary of State for California and the Secretary of State for Nevada, and (111) financing statement, judgment and tax lien searches as to the Borrower, each partner in the Borrower, the Guarantors and any Affiliate through which any Guarantor owns any interest in the Borrower and the partners in such Affiliate.

            (b) ORGANIZATIONAL DOCUMENTS. The Lender must have received:

                (1) copies of the partnership agreement governing the Borrower and the limited partnership agreement governing IFT, as in effect on the Closing Date, certified as of the Closing Date by an appropriate officer or agent of such Person,

                (2) copies of resolutions duly adopted by the partners in the Borrower (other than Victor Israel) and by the general partner in IFT (and its board of directors or other governing authority, if any) authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by an appropriate officer or agent of such Person,

                (3) a certificate setting forth as to each Loan Party the names and true signatures of such Person or the officer or agent of such Person authorized to sign each Loan Document to which it is a party and, in the case of the Borrower, to request an extension of credit hereunder, and

                (4) a good standing certificate for IFT, issued as of a recent date by the Secretary of State of California.

            (c) GOVERNMENTAL CONSENTS. The Borrower and each Guarantor must have obtained all consents, approvals and authorizations required from any

Governmental Authority in connection with the execution, delivery and performance of its obligations under the Loan Documents.

            (d) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Govern-mental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which in the good faith judgment of the Lender would enjoin, prohibit or restrain the making of the loans evidenced by the Notes or the consummation of the transactions contemplated by the Loan Documents.

            (e) FINANCIAL STATEMENTS AND CERTIFICATES. The Lender must have received:

                (1) a copy of the Borrower's financial statements for the year ended December 31, 1996,

                (2) a certificate dated as of the Closing Date and signed by the Borrower and each Guarantor certifying that, as of the Closing Date,
      (A) the representations and warranties contained in Article V of this Agreement are true and correct, as though made on and as of such date, (B) no Event of Default or Default has occurred and is continuing, (C) since December 31, 1996, there has been no Material Adverse Change, (D) each of the other conditions precedent set forth in this Article IV has been satisfied, and (E) the Borrower or such Guarantor is Solvent and will be Solvent after giving effect to all transactions occurring or being consummated on the Closing Date,

                (3) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement or any other Loan Document, and

                (4) such other certificates, agreements, documents or instruments as the Lender may reasonably request in writing.

            (f) LEGAL OPINION. The Lender must have received an opinion of Richards, Watson & Gershon and Kirshman, Harris & Cooper, counsel for the Borrower and the Guarantors, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as the Lender may reasonably request.

            (g) PAYMENT OF FEES AND EXPENSES. The Borrower must have paid, or made provision satisfactory to the Lender for the payment of, $57,150 in attorney fees and expense reimbursements due to the Lender under Section 1.6.

            (h) CLOSING UNDER CONTRIBUTION AGREEMENT. All transactions provided for in the Contribution Agreement to be consummated at or prior to the Closing (as that term is defined in the Contribution Agreement) must have been consummated or must be concurrently consummated.

            (i) NO DEFAULT, PREPAYMENT EVENT OR MATERIAL ADVERSE CHANGE. No event must have occurred and be continuing, or would result from the funding of such loans or from the application of the proceeds thereof, that constitutes an Event of Default or a Default or a Prepayment Event or a Material Adverse Change.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.1 REPRESENTATIONS AND WARRANTIES. Each of the Borrower and Guarantors represents and warrants as follows:

            (a) ORGANIZATION. Each of the Borrower and IFT is a Person duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

            (b) POWER AND AUTHORITY. Each Loan Party has the power and authority
(i) to carry on the business and affairs of such Loan Party as now being conducted and as proposed to be conducted, (ii) to execute, deliver and perform each Loan Document to which such Loan Party is a party, and (iii) to take all action necessary to consummate the transactions contemplated under each Loan Document to which such Loan Party is a party.

            (c) DUE AUTHORIZATION. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party have been duly and unanimously authorized by the partners in the Borrower (other than Victor Israel, who (i) has duly authorized such execution, delivery and performance, and (ii) is liable as a general partner in the Borrower in respect of all of the Obligations in the same manner each other general partner in the Borrower is bound thereby). The execution, delivery and performance by IFT of each Loan Document to which it is or will be a party have been duly and unanimously authorized by its general partner thereunto duly authorized by all necessary action of its board of directors or other governing authority. Such execution, delivery and performance do not require the approval of any shareholders, partners or members except the approvals described in Schedule 5.1(c), each of which has been duly and irrevocably obtained, and do not contravene any organizational document governing the Borrower or IFT. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party do not contravene any law, rule or regulation or any indenture, lease or written agreement binding on or affecting such Loan Party and do not result in or require the creation of any Lien (other than pursuant to Section 3.1) upon any property of such Loan Party.

            (d) OWNERSHIP. Schedule 5.1(d) accurately and exhaustively sets forth (i) each Person that both is an Affiliate of any Loan Party and directly or indirectly owns any interest in or claim against the Borrower or IFT. The LLC Units are duly authorized, validly issued, fully paid and nonassessable and are not "margin stock," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System.

            (e) ASSETS, LIABILITIES, LITIGATION AND CONTRACTUAL OBLIGATIONS OF THE BORROWER. Schedule 5.1(e) accurately and exhaustively sets forth all litigation, claims and proceedings pending or threatened against the Borrower or IFT or required to be disclosed to auditors for financial reporting purposes and all material agreements binding upon or enforceable against the Borrower or IFT any of their respective properties. The Borrower has no material assets, except the Collateral, and has no liabilities of any type or description, whether due or not due, matured or unmatured, absolute or contingent, direct or indirect, liquidated or unliquidated, except those disclosed in the December 31, 1996 financial statements previously delivered to the Lender or otherwise disclosed in writing to the Lender and other liabilities not in the aggregate exceeding $250,000.

            (f) GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except for those listed on
Schedule 5.1(f), each of which has been duly obtained or made and is in full force and effect.

            (g) BINDING AND ENFORCEABLE. This Agreement is, and each other Loan Documents which any Loan Party will be a party is or when delivered will be, legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

            (h) FINANCIAL INFORMATION. The financial statements delivered to the Lender pursuant to Section 4.1 fairly present the consolidated financial condition of the Person named therein as at the date thereof and the results of such Person's operations for the period then ended.

            (i) MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no Material Adverse Change.

            (j) COMPLIANCE. Each Loan Party is in compliance in all material respects with all laws, rules, regulations and orders applicable to such Loan Party or its business, operations or affairs.

            (k) LITIGATION. Schedule 5.1(k) sets forth accurately and exhaustively all pending or overtly threatened actions or proceedings affecting any Loan Party before any court, governmental agency or arbitrator, and all loss contingencies within the meaning of GAAP, other than any action or proceeding that would not subject the Loan Parties to liability in excess of $100,000 in the aggregate. Except as identified on Schedule 5.1(k), there is no pending or overtly threatened action or proceeding affecting any Loan Party before any court, governmental agency or arbitrator, which would, if adversely determined, result in a liability exceeding $100,000 or any Material Adverse Change or which relates to or could reasonably be expected to affect the legality, validity or enforceability of any Loan Document.

            (j) NO CONFLICT. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party do not and will not conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any law, rule or regulation or any instrument, lease, indenture, agreement or other contractual obligation issued by any Loan Party or enforceable against it or any of its property.

            (k) NO DEFAULT OR PREPAYMENT EVENT. No event has occurred and is continuing which constitutes an Event of Default or a Default or a Prepayment Event.

            (l) PAYMENT OF TAXES. Each Loan Party has filed all federal and state income tax returns and all other tax returns required to be filed by it and has state income tax returns and all other tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due except to the extent being contested in accordance with the provisions of Section 6.1(g).

            (m) MARGIN REGULATIONS. No proceeds of any loan contemplated hereby will be used for any purpose that requires the Lender to deliver or obtain any certification under, or to comply with any margin requirement or other provision of, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

            (n) TITLE TO ASSETS. Each Loan Party has title, as of the date of each of its financial statements delivered hereunder, to all of its material assets reflected therein, free and clear of all Liens except Liens permitted under Section 6.2(a).

            (o) COLLATERAL. The provisions of Section 3.1 are effective to create in favor of the Lender a legal, valid and perfected security interests in all right, title and interest in the Collateral described therein, enforceable against each Loan Party that owns an interest in such Collateral, subject to laws generally affecting the enforcement of creditors' rights.

            (p) SOLVENCY. The Borrower and each Guarantor is, and after giving effect to all transactions occurring or being consummated on or prior to the Closing Date will be, Solvent.

            (q) OTHER MATTERS. Each and all of the representations and warranties made by any Loan Party in any of the Transaction Documents are true and correct and complete as of the Closing Date.

                                   ARTICLE VI

                                    COVENANTS

      SECTION 6.1 AFFIRMATIVE COVENANTS. Each of the Borrower and Guarantors covenants and agrees that, so long as any Obligation remains unpaid, unless the Lender otherwise consents in writing, the Borrower will, and will cause its Subsidiaries to:

           (a) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders.

            (b) INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving its assets and business, and permit representatives of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower, except that when an Event of Default exists the Lender may take any such action at any time during business hours and on same-day notice.

            (c) REPORTING REQUIREMENTS. Furnish to the Lender:

                  (1) as soon as possible and in any event within two Business Days after becoming aware of any Prepayment Event or any Event of Default or Default, a statement of an Authorized Officer setting forth details thereof and the action which the Borrower has taken and proposes to take with respect thereto,

                  (2) notice upon, but in no event later than ten days after, the occurrence of pending or threatened litigation or loss contingent required to be reported to auditors under GAAP or any Material Environmental Claim, together with a copy of any notice given or received by any Loan Party with respect thereto, and

                  (3) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Guarantor as the Lender from time to time may in good faith request.

            (d) PRESERVATION OF EXISTENCE, ETC. Preserve and maintain in full force and effect its partnership existence and good standing under the laws of its State of California and all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business or the ownership of its assets.

            (e) MAINTENANCE OF PROPERTY. Maintain and preserve all its property which is necessary for use in its business in good working order and condition, except ordinary depreciation.

            (f) INSURANCE. Maintain insurance with financially sound and reputable insurers with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability, property and casualty and business interruption insurance.

            (g) PAYMENT OF LIABILITIES. Pay and discharge all its obligations and liabilities, including:

                  (1) as they become due and payable, all claims for tax liabilities, assessments and governmental charges or levies against it or upon its properties or assets;

                  (2) as they become due and payable, all lawful claims which, if unpaid, would, with the passage of time or notice or both, by law become a Lien upon its property;

                  (3) before expiration of any period of grace expressly provided, all claims for payments due under any lease, and

                  (4) before expiration of any period of grace expressly provided, all other liabilities as and when due and payable,

except that it may contest in good faith any claims and may permit the claims so contested to remain unpaid during any period, including appeals, when it is in good faith contesting the same, so long as (A) adequate reserves have been established to the extent required by GAAP or other adequate provision for the payment thereof has been made, (B) enforcement of the contested claim is effectively stayed for the entire duration of such contest, and (C) any claim determined to be due, together with any interest or penalties thereon, is paid promptly, and in any event within three Business Days, after resolution of such contest.

            (h) FURTHER INFORMATION AND ASSURANCES.

                  (1) Promptly and in no event later than five Business
      Days after becoming aware thereof, notify the Lender if any written information, exhibits and reports furnished to the Lenders contained any untrue statement of a material fact or omitted to state any material fact or any fact necessary to make the statements contained therein not misleading in the light of the circumstances in which made, and correct any defect or error that may be discovered therein or in the execution, acknowledgement or recordation of any Loan Document.

                  (2) Promptly upon request by the Lender, execute, deliver, acknowledge, file, re-file, register and re-register any and all such further acts, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may in good faith require from time to time in order (A) to carry out more effectively the purposes of this Agreement or any other Loan Document, (B) to subject to the Liens created by Section
      3.1 any of the properties, rights or interests described therein intended to be covered thereby, (C) to comply with any covenant herein, (D) to establish and maintain the validity, effectiveness, perfection and priority of any Lien in favor of the Lender, or (E) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection therewith.

      SECTION 6.2 NEGATIVE COVENANTS. Each of the Borrower and Guarantors covenants and agrees that, so long as any Obligation remains unpaid, unless the Lender otherwise consents in writing, the Borrower will not, and will cause its Subsidiaries not to:

            (a) LIENS. Directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or become or remain bound by any agreement to do so, except the provisions of Section 3.1, or become or remain bound by any agreement restricting its ability to grant, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, except restrictions set forth in the Loan Documents.

            (b) SALE OR DISPOSITION OF ASSETS. Directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of all or any portion of its assets, business or property, or agree to do any of the foregoing, except (but only if and so long as no Default or Event of Default has occurred and is continuing or would result therefrom) (i) a Permitted Exchange, (ii) a Permitted ARP Distribution, (iii) a Permitted Sale, and (iv) a Permitted Payment.

          (c) INVESTMENTS. Directly or indirectly make, acquire, carry or maintain any Investment, or become or remain bound by any agreement to make, acquire, carry or maintain any Investment, except Investments in Permitted Cash Investments and the acquisition of IFT's LLC Units or the consolidation of IFT into the Borrower.

          (d) INDEBTEDNESS OR LIABILITIES. Directly or indirectly create, incur, assume, guarantee or permit or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt or any other liability or obligation for the payment of money, except the Obligations.

          (e) TRANSACTIONS WITH AFFILIATES. Enter or agree to enter into any transaction with any Affiliate of the Borrower except any transaction that is
(i) approved by the Lender, (ii) otherwise expressly permitted under this Agreement, and (iii) upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower.

          (f) SUBSIDIARIES. Acquire or hold any interest in any Subsidiary.

          (g) LEASES AND AGREEMENTS. Enter into or permit or suffer it or any of its property to become or remain bound by or subject to any lease, contract or agreement, except (i) the Loan Documents, and (ii) the contracts specified in
Schedule 5.1(e).

          (h) CONDUCT OF BUSINESS. Enter into or conduct any business or acquire any assets or engage in any activity, except solely to hold and maintain ownership of the property owned by it on the Closing Date.

          (i) RESTRICTED PAYMENTS. Directly or indirectly (A) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any partnership, equity, ownership or profit interests, (B) purchase, redeem or otherwise acquire for value any such partnership, equity or ownership or profit interest or any warrants, rights or options to acquire any such interest, now or hereafter outstanding, (C) pay, purchase, redeem or otherwise acquire or retire any Debt or liability owed by it, (D) make any loan or advance to any Person, (E) pay any salary, compensation, fee or other remuneration to any Person, or (F) enter into any agreement relating to any of the foregoing, except (but only if and so long as no Default or Event of Default has occurred and is continuing or would result therefrom) (i) a Permitted Payment and (ii) a Permitted ARP Distribution.

          (j) MERGERS, ETC. Merge or consolidate with or into or enter into any agreement to merge or consolidate with or into any Person.

          (k) UNPLEDGED ASSETS. Own or hold any assets or property upon which the Lender does not hold a valid, perfected and sole Lien as security for the Secured Obligations.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) NON-PAYMENT OF PRINCIPAL. The Borrower fails to pay when due any principal payment due on any Note; or

          (b) NON-PAYMENT OF INTEREST OR FEES. The Borrower fails to pay when due any interest payment due on any Note under Section 1.2(c) and such failure continues for five days after either (i) such failure is acknowledged in writing by the Borrower or (ii) written notice thereof is given to the Borrower by the Lender; or

          (c) NON-PAYMENT OF OTHER AMOUNTS. The Borrower or any Guarantor shall fail to pay when due any other payment required to be made by it under any Loan Document and such failure continues for ten days after either (i) such failure is acknowledged in writing by the Borrower or (ii) written notice thereof is given to the Borrower by the Lender; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party under or in connection with any Loan Document proves to have been incorrect in any material respect when made and either (i) such representation or warranty cannot be remedied or (ii) such representation or warranty continues to be incorrect in any material respect for ten days after either (A) such incorrectness is acknowledged in writing by the Borrower or (B) written notice thereof is given to the Borrower by the Lender; or

           (e) CERTAIN COVENANTS. The Borrower fails to perform or observe any of the covenants set forth in Section 6.2 and such failure continues for 10 days after either (A) it is acknowledged in writing by the Borrower or (B) written notice thereof is given to the Borrower by the Lender; or

           (f) OTHER COVENANTS. The Borrower or any Loan Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document (other than those specifically referred to in Section 7.1(d)) and such failure continues for 21 days after either (A) it is acknowledged in writing by the Borrower or (B) written notice thereof is given to the Borrower by the Lender; or

           (g) BANKRUPTCY, INSOLVENCY, RECEIVERSHIP, DISSOLUTION OR LIQUIDATION PROCEEDING. Any Loan Party is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of the property of such Loan Party under any law relating to bankruptcy, insolvency, dissolution, liquidation or reorganization or relief of debtors and either (i) any such relief in any such proceeding is sought or consented to by such Loan Party or an order for any such relief is entered against it, or (ii) any such proceeding instituted against such Loan Party remains undismissed and unstayed for a period of 60 days; or any Loan Party takes any action to authorize any of the actions set forth above in this Section 7.1(f); or

           (h) LITIGATION. Any litigation is commenced against any Loan Party seeking recovery of, or any judgment or order for the payment of money is rendered against any Loan Party or any of Subsidiary of a Loan Party for payment of, an amount that, in the aggregate for all such litigation, judgments and orders, exceeds $250,000; or

           (i) LOAN DOCUMENTS. Any provision of any Loan Document for any reason is not or ceases to be valid and binding on, and enforceable against, any Loan Party that is party thereto, or any Loan Party shall repudiate or purport to revoke any of its obligations under any Loan Document; or the provisions of
Section 3.1 for any reason do not or cease to create a valid and perfected and sole security interest and

Lien upon (i) the Collateral described in Section 3.1 or (ii) any property of the Borrower; or

           (j) MATERIAL ADVERSE CHANGE. Any Material Adverse Change occurs; or

           (k) GOOD FAITH INSECURITY. The Lender in good faith determines that the prospect of payment of the Notes in full when due has been impaired or otherwise in good faith deems itself insecure;

then, and in each and every such event, the Lender may, by notice to the Borrower, declare the obligation of the Lender to make loans hereunder to be terminated (whereupon the same shall forthwith terminate) and declare the principal of and interest on the Notes and all indebtedness evidenced thereby and all other Obligations and all other amounts payable under this Agreement to be immediately due and payable, (and thereupon the same shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower), except that if an order for relief under the United States Bankruptcy Code is entered at the request or upon the consent of any Loan Party or involuntarily against any Loan Party (A) the obligation of the Lender to make such loans shall automatically be terminated and (B) the Notes and all indebtedness evidenced thereby and all other Obligations and all such other amounts shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 7.2 RIGHT OF SET-OFF. Whenever any Event of Default is continuing, the Lender and each other holder of Obligations may at any time or from time to time, without any notice to any Loan Party or any other Person, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other debt or amount at any time owing or payable by it to or for the credit or the account of any Loan Party (including any amount payable under the Exchange Rights Agreement or the LLC Agreement, notwithstanding any provision to the contrary contained in the Exchange Rights Agreement, the LLC Agreement or any other agreement), whether or not then due, against any and all obligations then owing to it by such Loan Party, whether or not then due. Such right of setoff is cumulative with and additional to all other rights and remedies (including other rights of set-off). All payments under the LLC Agreement or Exchange Rights Agreement that are set off and applied by the Lender under this Section 7.2 shall be deemed to have been paid to the Loan Party in accordance with the terms of the LLC Agreement or the

Exchange Rights Agreement, as the case may be, in satisfaction of the obligation to make such payment as therein set forth, and neither such setoff or application nor any other exercise or enforcement of any of the rights of the Lender under this Section 7.2 shall in any manner constitute a breach of or a default under any provision of the LLC Agreement or the Exchange Rights Agreement, including the provisions of Sections 5.1.B, 7.1, 7.3 or 15.9 of the LLC Agreement or Sections 4, 5, 7 or 14(b) of the Exchange Rights Agreement.

     SECTION 7.3 REMEDIES AS TO COLLATERAL. Upon and at any time after the occurrence of any Event of Default, the Lender may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the Uniform Commercial Code or other applicable law, (ii) each and all of the rights and remedies available to it under any Loan Document and (iii) each and all of the following rights and remedies:

           (a) COLLECTION RIGHTS. The Lender may notify any or all account debtors and obligors on any Collateral of the Lender's security interest therein and direct, demand and enforce payment thereof directly to the Lender.

           (b) POSSESSION. The Lender may take possession of all items of Collateral that are not then in its possession and require the Borrower or any Guarantor or the Person in possession thereof to deliver such Collateral to the Lender at one or more locations designated by the Lender and reasonably convenient to it and the Borrower.

           (c) SALE OR DISPOSITION. The Lender may sell, lease, license or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at the Lender's offices or on the Borrower's or a Guarantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. The Borrower and each Guarantor agrees that at least ten calendar days' written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable and that any such notice given to the Borrower shall be deemed effectively given not only to the Borrower but also to each Guarantor. The giving of notice of any such sale or other disposition shall not obligate the Lender to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

In addition, the Lender and each other holder of any Obligation may exercise and enforce such rights and remedies for the collection of the Obligations as may be available to it by law or agreement.

      SECTION 7.4 REMEDIES CUMULATIVE. The Lender may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of the Lender or any other holder of any Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

      SECTION 7.5 SURPLUS; DEFICIENCY. Any surplus proceeds of any sale or other disposition by the Lender of any Collateral remaining after all the Secured Obligations are paid in full and in cash shall be paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but if any commitment to make any loan then remains outstanding or if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by the Lender and held as Collateral until such time as all such commitments have been terminated and all outstanding Secured Obligations have been determined, liquidated, paid in full in cash and discharged. The Borrower and each Guarantor shall be and remain liable for any deficiency.

      SECTION 7.6 INFORMATION RELATED TO COLLATERAL. If the Lender determines to sell or otherwise dispose of any Collateral, the Borrower and each Guarantor shall, and shall cause any Person controlled by any of them to, furnish to the Lender all information the Lender may request that pertains or could pertain to the value or condition of such Guarantor Collateral or that would or might facilitate its sale.

      SECTION 7.7 SALE EXEMPT FROM REGISTRATION. The Lender shall be entitled at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to the Lender that Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Lender may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by the Lender, in its reasonable judgment, to meet the requirements to purchase securities under Regulation
D promulgated under the Securities Act of 1933 as then in effect (or any other regulation of similar import). If the Lender solicits such offers from such investors, then the acceptance by the Lender of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.

     SECTION 7.8 REGISTRATION RIGHTS. If the Lender determines that registration of any securities constituting Collateral under the Securities Act of 1933, or registration or qualification of such securities under any other applicable state or federal law, is required or desirable in connection with any sale, then as and when requested by the Lender, the Borrower and each Guarantor will use its best efforts to cause such registration to be effectively made, at no expense to the Lender, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Lender.

     SECTION 7.9 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

                                  ARTICLE VIII

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 8.1 CERTAIN DEFINITIONS. When used in this Agreement:

          "AFFILIATE" of a specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified and specifically includes, in the case of any Loan Party, each other Loan Party and each Affiliate of any other Loan Party. For this purpose, "control," "controlled by" and "under common control with" with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" means this Loan and Security Agreement.

          "BORROWER" has the meaning provided in the preamble hereto.

           "BUSINESS DAY" means any day except a Saturday or Sunday or a day when commercial banks are authorized or required by law to be closed in New York, New York, Las Vegas, Nevada or Los Angeles, California.

           "CAPITAL LEASE" means, with respect to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

           "CLOSING DATE" means the date on which all of the conditions precedent set forth in Section 4.1 are satisfied or waived in writing by the Lender.

           "COHEN" has the meaning provided in the preamble hereto.

           "COHEN INTERESTS" means (i) the 302,000 LLC Units represented by Oasis Martinique, LLC's LLC Units certificate number 2 issued on October 23, 1997 or any certificate upon transfer of any such LLC Units or in exchange or substitution or replacement for such certificate and (ii) any and all Common Stock issued in exchange for any or all of such LLC Units pursuant to Exchange Rights Agreement.

           "COHEN NOTE" has the meaning provided in Section 1.1(b)(1).

           "COLLATERAL" means all property which at any time is subject or is to become subject to any Lien or security interest granted or created under any of the Loan Documents.

           "COMMON STOCK" means the Common Stock of the Lender, par value $.01 per share.

           "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of October 23, 1997 by and among the Lender, Costa Mesa Partners, LLC, the Borrower and the Guarantors.

           "DEBT" means, as applied to any Person, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance of debt securities or otherwise), (ii) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services or interest thereon, except accounts and accrued expenses payable on ordinary trade terms and incurred in the ordinary course of business, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments, whether or not contingent, (iv) all monetary obligations of such Person under any Capital Lease, (v) all obligations (contingent or otherwise) to purchase, retire or redeem any capital stock or any other equity interest of such Person or any of its Subsidiaries, (vi) all monetary obligations measured by, or determined on the basis of, the value of any capital stock of such Person or any of its Subsidiaries, (vii) all Debt of any other Person that such Person has guaranteed or otherwise given assurances relating to the repayment thereof, and (viii) all liabilities of such Person or any other Person that are secured by (or for which the holder thereof has an existing right, contingent or otherwise, to become secured by) any Lien upon any property of such Person or any Subsidiary of such Person.

           "DEFAULT" means any event or condition described in Section 7.1 which, with any notice or passage of time (or both) expressly described in
Section 7.1, would constitute an Event of Default.

           "DOLLARS" and "$" mean United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

           "EVENTS OF DEFAULT" has the meaning provided in Section 7.1.

           "EXCHANGE RIGHTS AGREEMENT" means that certain Exchange Rights Agreement dated as of October 23, 1997 by and among the Lender, Oasis Martinique, LLC, the Borrower and IFT.

           "EXEMPTED COHEN AFFILIATE" means a trust, whether or not revocable, of which Cohen's "Family Members" (as that term is defined in the LLC Agreement) are the sole beneficiaries.

           "EXEMPTED ISRAEL AFFILIATE" means a trust, whether or not revocable, of which Israel's "Family Members" (as that term is defined in the LLC Agreement) are the sole beneficiaries.

           "EXEMPTED TRANSFER" means a transfer of any or all Cohen Interests to an Exempted Cohen Affiliate or a transfer of any or all Israel Interests to an Exempted Israel Affiliate if (in the case of each such transfer) (i) such transfer is permitted under the Transaction Documents, and (ii) the transferee delivers to the Lender (A) an instrument in form and substance reasonably satisfactory to the Lender duly executed by the Borrower and the transferee by which the transferee assumes and agrees to pay all Obligations and to be bound by all of the covenants and agreements set forth in the Loan Documents in the same manner as the Borrower is bound thereby and the Borrower agrees that the Borrower shall remain liable to pay the Obligations and bound by such covenants and agreements, and (B) an opinion of counsel reasonably satisfactory to the Lender confirming as to such instrument and the parties thereto each and all of the matters confirmed in the opinion of counsel delivered to the Lender pursuant to Section 4.1(f).

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

           "GOVERNMENTAL AUTHORITY" means any nation, state, sovereign or government, any political subdivision thereof and any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

           "GUARANTORS" has the meaning provided in the preamble hereto.

           "HOLDER" means, in respect of any Obligation, the Person entitled to enforce payment thereof and, in each instance, specifically includes the Lender.

           "IFT" has the meaning provided in the preamble hereto.

           "INDEMNIFIED PERSON" has the meaning provided in Section 1.7.

           "ISRAEL" has the meaning provided in the preamble hereto.

           "ISRAEL INTERESTS" means (i) the 8,860 LLC Units represented by Oasis Martinique, LLC's LLC Units certificate number 3 issued on October 23, 1997, and the 575,162 LLC Units represented by Oasis Martinique, LLC's LLC Units certificate number 1 issued on October 23, 1997, or any certificate issued upon transfer of any such LLC Units or in exchange or substitution or replacement for such certificate, and (ii) any and all Common Stock issued in exchange for any or all of such LLC Units pursuant to Exchange Rights Agreement.

           "ISRAEL NOTE" has the meaning provided in Section 1.1(b)(2).

           "JUNIOR TRUST DEEDS" means any deed of trust recorded against any real property in which Oasis Martinique, LLC, has, or immediately upon giving effect to the transactions contemplated by the Transaction Documents will have, any interest, except the deed of trust dated April 1, 1986 made by Costa Mesa Partners as trustor and recorded April 9, 1986 as instrument number 86-142579 in the Official Records of Orange County, California.

           "LENDER" has the meaning provided in the preamble hereto.

           "LIEN" means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset.

           "LLC AGREEMENT" means that certain Amended and Restated Limited Liability Company Agreement of Oasis Martinique, LLC dated as of October 23, 1997, entered into by and among the Lender and the Persons whose names are set forth on Exhibit A thereto.

           "LLC UNIT" means any equity, ownership or membership interest in Oasis Martinique, LLC and, when used in reference to a specific number of such interests, has the meaning set forth in the LLC Agreement.

           "LOAN DOCUMENTS" means this Agreement, the Notes, and all other guaranties, agreements, instruments and written undertakings entered into by any Loan Party for the benefit of the Lender in connection with, or in other to evidence, assure, guarantee, secure, or provide for repayment of any of the Obligations or otherwise pursuant to or in connection with the transactions and agreements contemplated hereby.

           "LOAN PARTY" means the Borrower and each Guarantor.

           "MATERIAL ADVERSE CHANGE" means any materially adverse change in the financial condition, assets, nature of the assets, liabilities, operations or prospects of the Borrower or in the ability of the Borrower to pay any of the Obligations or in the ability of any Guarantor to pay any liability of such Guarantor hereunder or in the validity, enforceability or collectibility of any Loan Document.

           "MATURITY DATE" has the meaning provided in Section 1.2(a).

           "MOODY'S" means Moody's Investor Service, Inc.

           "NOTES" means the promissory notes of the Borrower delivered pursuant to Section 4.1(a) and all promissory notes and other evidence of indebtedness at any time delivered by the Borrower in exchange or substitution therefor or in replacement thereof or as additional evidence of the Borrower's indebtedness for the loans made hereunder.

           "OASIS MARTINIQUE, LLC" means Oasis Martinique, LLC, a Delaware limited liability company.

           "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities of every type and description of the Borrower or any other Loan Party at any time arising under or in connection with this Agreement, the Notes or any other Loan Document due or to become due to the Lender or any Person required to be indemnified under any Loan Document or any other Person and shall include (i) all liability for principal of and interest on the loans evidenced by the Notes, (ii) all liability under the Loan Documents for any additional interest, fees, taxes, compensation, costs, losses, expense reimbursements and indemnification and (iii) all Post-Petition Interest and Expense Claims.

           "ORDINARY CASH DISTRIBUTION" means (i) a cash distribution on LLC Units that is made in accordance with Section 5.1 of the LLC Agreement, as in effect on the Closing Date, or (ii) a cash dividend on Common Stock issued in exchange for LLC Units pursuant to the Exchange Rights Agreement, up to an amount, in the aggregate for all such dividends in any period, not exceeding the amount of the cash distribution on such LLC Units that would have been required for such period under such Section 5.1, if such LLC Units had not been exchanged for Common Stock.

           "OTHER TAXES" has the meaning provided in Section 1.5(b).

           "PERMITTED ARP DISTRIBUTION" means a transfer of the Cohen Interests to American Realprop, a California general partnership in which Cohen, as Trustee of the Cohen Family Trust, is one of the partners, but only if (i) such transfer is an Exempted Transfer, (ii) such transfer is a transfer of all (and not less than all) interest in the Cohen Interests, and (iii) American Realprop and the partners therein are Solvent at the time of such transfer and both before and after giving effect to all transactions consummated concurrently therewith.

           "PERMITTED CASH INVESTMENTS" means any bank deposit account or financial intermediary account under the exclusive dominion and control of the Lender and in which the Lender has a duly created and perfected and sole security interest invested exclusively in (i) debt securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one year from the date of acquisition, (ii) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances or deposit accounts having in each case a remaining term to maturity of not more than one year, which are either (i) fully insured by the Federal Deposit Insurance Corporation or (ii) issued by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $800,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody's, (iii) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year, (iv) a repurchase agreement with (A) any commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000, or (B) any investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000, if such agreement is secured by any one or more of the securities and obligations described in clauses (i), (ii) or (iii) of this definition having a market value (exclusive of accrued interest and valued at least monthly) at least equal to the principal amount of such investment, (v) any money market or other investment fund the investments of which are limited to investments described in clauses (i), (ii), (iii) and (iv) of this definition and which is managed by (A) a commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000, or (B) an investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000.

          "PERMITTED EXCHANGE" means an exchange of LLC Units for Common Stock pursuant to the Exchange Rights Agreement if (i) such shares of Common Stock are concurrently delivered to the Lender to be held as Collateral in accordance with
Section 3.3, (ii) such exchange does not occur prior to the first anniversary of the Closing Date, and (iii) no Event of Default or Default has occurred and is continuing at the time of such exchange.

           "PERMITTED PAYMENT" means a payment or distribution to the partners in the Borrower or on account of Subordinated Liabilities that is made from (i) any interest refund paid to the Borrower by the Lender pursuant to Section 1.2(e) or (ii) surplus proceeds of an Ordinary Cash Distribution released by the Lender to the Borrower pursuant to Section 3.9 as the surplus proceeds remaining after such Ordinary Cash Distribution was paid to the Lender and was first applied by the Lender to pay interest on the Notes and any and all other past-due Obligations, as set forth in Section 3.9.

           "PERMITTED SALE" means a Prepayment Event, but only if (i) such Prepayment Event consists of a sale of LLC Units or Common Stock in a good faith arms-length sale that is permitted under the Transaction Documents and made to a Person not an Affiliate of the Borrower or any Guarantor, and (ii) on the day of occurrence of such Prepayment Event the Borrower makes the prepayment required under Section 1.2(b)(1) or (2) by reason of such Prepayment Event.

           "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "POST-PETITION INTEREST AND EXPENSE CLAIMS" means any and all claims of any holder of Obligations (i) for interest thereon accrued at any time after the commencement of any case under the Bankruptcy Code or any other insolvency, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in this Agreement or any other Loan Document or (ii) for cost and expense reimbursements or indemnification on the terms set forth in this Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

           "PREPAYMENT EVENT" means (i) as to Note A, the sale or other disposition of any or all of the Cohen Interests, or any interest therein, to any Person, except an Exempted Transfer, and (ii) as to Note B, the sale or other disposition of any of the Israel Interests, or any interest therein, to any Person, except an Exempted Transfer.

           "S&P" means Standard & Poors Corporation.

           "SECURED OBLIGATIONS" has the meaning provided in Section 3.2.

           "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including probable liability on contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts and liabilities as they become due, (iii) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond its ability to pay as they become due, and
(iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

           "SUBORDINATED LIABILITIES" has the meaning provided in Section
2.8(a).

           "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled directly or indirectly by such Person or one or more Subsidiaries of such Person or a combination thereof.

           "TAXES" has the meaning provided in Section 1.5(a).

           "TRANSACTION DOCUMENTS" means the Contribution Agreement, the Exchange Rights Agreement and the LLC Agreement.

           "UNITED STATES" and "U.S." mean the United States of America.

      SECTION 8.2 ACCOUNTING TERMS. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made in accordance with GAAP applied on a consistent basis. If GAAP changes during the term of this Agreement so as to affect the calculation of any term defined herein or any measure of financial performance or financial condition employed or referred to herein, the Borrower and the Lenders agree to negotiate in good faith toward an amendment of this Agreement which shall approximate, to the extent possible, the economic effect of the original provisions hereof after taking into account such change in GAAP, but until the parties are able to agree upon such amendment (i) the Borrower shall be deemed in compliance with the provisions hereof only if and to the extent it would have been in compliance if such change in GAAP had not occurred and (ii) the

Borrower shall deliver to the Agent, with each financial report delivered by the Borrower hereunder, information sufficient to confirm such compliance as if such change in GAAP had not occurred.

      SECTION 8.3 OTHER DEFINITIONAL PROVISIONS.

           (a) USE OF DEFINED TERMS IN OTHER DOCUMENTS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant hereto.

           (b) CERTAIN MATTERS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation."

           (c) TIME. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including. "

           (d) AMENDMENTS. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

           (e) LAWS. References to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

           (f) CAPTIONS AND HEADINGS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.1 AMENDMENTS. No amendment or waiver of any provision of this Agreement or the Notes, and no consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender (and any such waiver or consent shall in any case be effective only in the specific instance and for the specific purpose for which given).

      SECTION 9.2 NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

 if to the Lender, at:     Oasis Residential, Inc.
                           4041 East Sunset Road
                           Henderson, Nevada 89014
                           Attention: President
                           Telecopy: (702) 435-9445

 if to the Borrower,
      IFT or Israel, at:   Edward M. Israel
                           10474 Santa Monica Boulevard #405
                           Los Angeles, California 90025
                           Telecopy: (310) 474-8533

         with a copy to:   Richards, Watson & Gershon
                           A Professional Corporation
                           333 South Hope Street, 38th Floor
                           Los Angeles, California 90071
                           Att'n: Timothy L. Neufeld
                           Telecopy: (213) 626-0078

 and if to the Borrower
      or Cohen, at:        Robert Cohen
                           c/o Four Seasons Hotel
                           300 South Doheny
                           Los Angeles, California 90048
                           Telecopy: (310) 278-3637
 with a copy to:          Richards, Watson & Gershon
                          A Professional Corporation
                          333 South Hope Street, 38th Floor
                          Los Angeles, California 90071
                          Att'n: Timothy L. Neufeld
                          Telecopy: (213) 626-0078

Each Guarantor hereby irrevocably appoints the Person immediately above named as agent for delivery and receipt of any and all notices that may at any time be given to such Guarantor and irrevocably agrees that any notice delivered to such Person shall be deemed sufficiently given to such Guarantor for all purposes. All such notices and communications shall be effective (i) when sent by telecopy, with proof of transmission, to the number set forth above, or (ii) when delivered to or personally served upon the Person identified above, or (ii) on the Business Day on which delivery is committed by any reputable private courier service.

     SECTION 9.3 NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 ASSIGNMENTS AND PARTICIPATIONS.

          (a) PERMITTED ASSIGNMENTS. The Lender may assign to any Person all or a portion of its rights and obligations under this Agreement. Upon the execution and delivery of a written instrument of assignment, then from and after the effective date of such assignment as specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such instrument, shall have the rights and obligations of the Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such instrument, relinquish its rights and be released from its obligations under this Agreement.

          (b) EFFECT OF ASSIGNMENT. By executing and delivering an instrument of assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto that (i) other than as provided in such instrument of assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or as to the Collateral or the validity, enforceability, perfection or priority of any Lien upon the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such instrument of assignment; (iv) such assignee will, independently and without reliance upon the Lender or such assigning Person any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) REISSUANCE OF NOTES. Upon its receipt of any such instrument of assignment, or upon receipt of any certificate by the holder of any Note stating that such Note has been damaged, lost, misplaced or destroyed (and in such event without any additional bond, indemnity or undertaking) the Borrower, at its own expense, shall execute and deliver to the assignor Lender, or to the Lender so certifying, a new Note or Notes to the order of such assignee or to the order of the Lender so certifying in an aggregate amount equal to the interest in the surrendered Note or Notes assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained an interest in the surrendered Note or Notes a new Note or Notes to the order of the assigning Lender in an aggregate amount equal to the interest so retained.

          (d) PARTICIPATIONS. Each holder of any Obligation may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement, but (i) such holder's obligations under this Agreement (including its commitment to the Borrower hereunder) shall remain unchanged, (ii) such holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such holder shall remain the holder of any such Note or Notes for all purposes of this Agreement, and shall continue to deal solely and directly with the Loan Parties in connection with such holder's rights and obligations under this Agreement.

          (e) ADDITIONAL INFORMATION. Any holder of any Obligation may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Loan Party furnished to such Lender by or on behalf of the Borrower or any other Loan Party.

     SECTION 9.5 BINDING EFFECT. This Agreement shall become effective when it has been executed and delivered by all of the parties hereto and shall be binding upon and inure to the benefit of the Borrower, the Guarantors and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     SECTION 9.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; RELEASE OF LIABILITY FOR CERTAIN DAMAGES.

          (a) PLACE OF CONTRACT AND PERFORMANCE. THIS AGREEMENT IS ENTERED INTO IN THE STATE OF NEVADA, AND ALL LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST AND OTHER LIABILITIES HEREUNDER SHALL BE MADE IN THE STATE OF NEVADA.

          (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

          (c) SUBMISSION TO JURISDICTION. EACH OF THE BORROWER, EACH GUARANTOR, THE LENDER AND EACH OTHER HOLDER OF OBLIGATIONS HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE BORROWER, ANY GUARANTOR, THE LENDER OR ANY OTHER HOLDER OF OBLIGATIONS WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION OF THE STATE OF NEVADA OR OF THE UNITED STATES OF AMERICA IN AND FOR THE DISTRICT OF NEVADA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GUARANTORS AND THE LENDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND

UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY. THE BORROWER AND EACH GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER OR ANY OTHER HOLDER OF OBLIGATIONS TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN ORDER TO ENFORCE ANY JUDGMENT RENDERED BY ANY STATE OR FEDERAL COURT SITUATED IN THE STATE OF NEVADA OR IF SUCH PROCEEDINGS ARE IN ANY RESPECT NECESSARY OR APPROPRIATE FOR THE FULL PROTECTION AND ENFORCEMENT OF ANY OR ALL OF THE CLAIMS, LIENS, AND RIGHTS OF THE LENDER OR SUCH OTHER HOLDER.

          (d) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE BORROWER, THE GUARANTORS, THE LENDER AND OTHER HOLDERS OF OBLIGATIONS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT.

          (e) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER OR ANY GUARANTOR AGAINST THE LENDER OR ANY OTHER HOLDER OF OBLIGATIONS OR ANY OF THEIR RESPECTIVE AFFILIATES, SHAREHOLDERS, OWNERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT (WHETHER OR NOT WRONGFUL) OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR

     SECTION 9.7 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Guarantors and the Lender with respect to the loan transaction governed hereby and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Notwithstanding the foregoing, none of the provisions of the Transaction Documents shall be superseded, changed, affected or impaired hereby. No representation, understanding, promise or condition concerning the subject matter hereof and thereof shall be binding upon any holder of Obligations unless expressed herein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof or thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement or any other dealings between any Loan Party and any holder of Obligations shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     SECTION 9.8 SURVIVAL. The Borrower's liability for any and all additional interest, fees, taxes, compensation, costs, losses, expense reimbursements, indemnification and other similar Obligations arising under any Loan Document shall survive the expiration or termination of the commitments of the Lenders to extend credit hereunder and the repayment and retirement of all Notes at any time outstanding hereunder.

     SECTION 9.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9.10 LIABILITIES JOINT AND SEVERAL. All liabilities of the Borrower and the Guarantors hereunder shall be in all respects joint and several and may be enforce against any one or more of them without regard to whether enforcement is sought, permitted or available against any others of them. This Agreement may be enforced severally and successively in one or more actions, whether independent, concurrent, joint, successive or otherwise. The claims, rights and remedies of any holder of Obligations (i) may not be modified or waived by any other holder of Obligations and (ii) shall not be reduced, discharged, affected or impaired by any deed, act or omission, whether or not wrongful, of any other holder of Obligations.

     SECTION 9.11 SEVERABILITY. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.


                           [intentionally left blank]

                     [signatures appear on following pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the date first above written.

                                 OASIS RESIDENTIAL, INC., a Nevada
                                 corporation

                                 By:  /s/ MARIANNE K. AGUIAR
                                      ------------------------------------------
                                      Marianne K. Aguiar
                                      Vice President


                                 ISCO, a California general partnership

                                 BY:  IFT Properties, Ltd., a California
                                      limited partnership and a partner in
                                      ISCO,

                                      By:  /s/ EDWARD M. ISRAEL
                                           -------------------------------------
                                           Edward M. Israel, its general
                                           partner


                                 BY:  Costa Mesa Associates, a California
                                      general partnership and a partner in
                                      ISCO,

                                      By:  /s/ EDWARD M. ISRAEL
                                           -------------------------------------
                                           Edward M. Israel, partner


                                 BY:  American Realprop, a California
                                      general partnership and a partner in
                                      ISCO,

                                      By:  /s/ ROBERT COHEN
                                           -------------------------------------
                                           Robert Cohen, Trustee, General
                                           Partner

                                 IFT PROPERTIES, LTD., a California
                                 limited partnership

                                 By:  /s/  EDWARD M. ISRAEL
                                      ------------------------------------------
                                      Edward M. Israel, its general partner


                                 /s/ EDWARD M. ISRAEL
                                 -----------------------------------------------
                                 Edward M. Israel


                                 /s/ ROBERT COHEN
                                 -----------------------------------------------
                                 Robert Cohen

                         List of Exhibits and Schedules


                                    EXHIBITS


         A      -    Note A
         B      -    Note B
         C-1    -    Cohen Note
         C-2    -    Israel Note
         D-1    -    Opinion of Richards, Watson & Gershon
         D-2    -    Opinion of Kirshman, Harris & Cooper


                                    SCHEDULES

         3.6    -    Collateral matters
         5.1(c) -    Approvals
         5.1(d) -    Affiliates
         5.1(e) -    Litigation; material agreements
         5.1(f) -    Governmental approvals
         5.1(k) -    Certain other litigation